UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 26, 2024

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

MO	001-38481	43-0903811
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1010 Grand Blvd. Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 860-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on April 28, 2024, UMB Financial Corporation, a Missouri corporation (“UMB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Heartland Financial USA, Inc., a Delaware corporation (“HTLF”) and Blue Sky Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UMB (“Blue Sky Merger Sub”), pursuant to which (i) Blue Sky Merger Sub will merge with and into HTLF (the “Merger”), with HTLF surviving the Merger as a wholly owned subsidiary of UMB (the “Surviving Entity”) and (ii) immediately following the effective time of the Merger and as part of a single, integrated transaction, the Surviving Entity will merge with and into UMB (the “Second Merger”, and together with the Merger, the “Mergers”), with UMB surviving the Second Merger.

In connection with the Mergers, UMB filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on June 13, 2024, as amended on July 2, 2024, and which was declared effective by the SEC on July 5, 2024, which contained a prospectus with respect to the shares of UMB capital stock to be issued in connection with the Mergers and a joint proxy statement of UMB and HTLF. Each of UMB and HTLF filed a definitive joint proxy statement/prospectus with the SEC on July 5, 2024 (collectively, the “joint proxy statement/prospectus”), which UMB and HTLF first mailed to their respective stockholders or shareholders on or about July 5, 2024.

Following the announcement of the Merger Agreement and as of the date of this Current Report on Form 8-K, purported stockholders of HTLF filed the following lawsuits against HTLF, the individual members of the HTLF board of directors, and/or UMB: (i) Michenzie v. Heartland Financial USA, Inc., et al., Case No. 1:24-cv-01741 (D. Colo. June 21, 2024) (the “Michenzie Complaint”), (ii) Garfield v. Engel, et al., Case No. 2024CV32184 (Colo. Dist. Ct. Jul. 18, 2024) (the “Garfield Complaint”), (iii) Hamilton v. Heartland Financial USA, Inc., et al., Case No. 653695/2024 (N.Y. Sup. Ct. Jul. 23, 2024) (the “Hamilton Complaint”) and (iv) Williams v. Heartland Financial USA, Inc., et al., Case No. 653706/2024 (N.Y. Sup. Ct. Jul. 24, 2024) (the “Williams Complaint”, and together with the Michenzie Complaint, the Garfield Complaint and the Hamilton Complaint, the “Complaints”). Additionally, beginning on June 24, 2024, HTLF received demand letters from counsel representing other individual purported stockholders of HTLF (collectively, the “Demands” and, together with the Complaints, the “Matters”). The Matters allege, among other things, that the defendants caused a false and misleading registration statement relating to the Mergers to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder, breached their fiduciary obligations under state law, and/or committed negligence and negligent misrepresentation and concealment under state common law.

UMB and HTLF believe that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Mergers, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, UMB and HTLF are supplementing the joint proxy statement/prospectus as described in this Current Report on Form 8-K. HTLF, the other named defendants and UMB deny that they have violated any laws or breached any fiduciary duties. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or in the joint proxy statement/prospectus. To the contrary, HTLF, the other named defendants and UMB specifically deny all allegations in the Matters and that any additional disclosure was or is required in the joint proxy statement/prospectus.

Supplemental Disclosures to the Joint Proxy Statement/Prospectus

The supplemental information contained in this Current Report on Form 8-K supplements the disclosures contained in the joint proxy statement/prospectus and should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the joint proxy statement/prospectus. All page references in the information below are to pages in the joint proxy statement/prospectus. Paragraph references used herein refer to the joint proxy statement/prospectus before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of July 26, 2024, unless the information indicates another date applies. For clarity, new text within restated paragraphs from the joint proxy statement/prospectus is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through~~.

The section of the joint proxy statement/prospectus entitled “The Mergers—Background of the Mergers” starting on page 74 is hereby supplemented as follows:

The fifth paragraph starting on page 75 is amended and restated as follows:

On March 14, 2022, UMB sent to HTLF a written non-binding indication of interest (which we refer to as the “2022 LOI”), which contemplated an all-stock merger in which HTLF would merge with UMB and HTLF stockholders would receive shares of UMB common stock at a fixed exchange ratio of 0.6400 shares of UMB common stock per share of HTLF common stock, which represented an implied premium of 29.6% to the market price of HTLF common stock, based on the closing stock prices of UMB common stock and HTLF common stock on March 3, 2022. The 2022 LOI contemplated that four mutually agreed members of the HTLF board would be added as members of the initial board of directors of the combined company following the transaction (which we refer to in this section as the “combined company”), which would have a total of sixteen directors, including a potential Vice Chairman role for Mr. Lee with the combined company. The 2022 LOI also stated that UMB would be pleased to discuss roles for key executives of HTLF within UMB’s management structure and that it was UMB’s preference to retain selective executive management in local leadership positions. The 2022 LOI also referenced UMB’s expectation that, subject to review of applicable equity plans, the HTLF RSUs held by HTLF employees would be converted into restricted stock unit awards of the combined company under their existing terms, including vesting, in a manner consistent with the Exchange Ratio contemplated in the 2022 LOI. The 2022 LOI was conditioned on UMB’s satisfactory completion of due diligence and required that HTLF agree to negotiate exclusively with UMB for a sixty day period. On March 15, 2022, the HTLF board approved the execution of the 2022 LOI, and HTLF and UMB entered into the non-binding 2022 LOI on such date.

The last paragraph starting on page 75 is amended and restated as follows:

On April 20, 2022, Thomas J. Fuller, on behalf of himself and certain board members and their affiliates purporting to constitute a “group” under Rule 13d-5 under the Securities Exchange Act of 1934, as amended (collectively, the “13D Group”), sent a letter to the HTLF board that, among other things, urged HTLF to conduct a broad-based auction process. After further discussion among the HTLF board, HTLF management and their advisors, the HTLF board (excluding the 13D Group members) continued to believe that there were not likely other potential counterparties that would be in a position to complete a more favorable transaction than that represented by UMB’s proposal. However, following discussion and upon further insistence by the 13D Group, HTLF asked UMB to waive the exclusivity requirement contained in the 2022 LOI to facilitate a broader outreach by HTLF to potential counterparties. On April 22, 2022, Mr. Kemper sent a letter to Mr. Lee stating that UMB would waive the exclusivity requirement but that, based on certain costs and risks, UMB would no longer support the original exchange ratio reflected in the 2022 LOI, but was not prepared at that time to make a new proposal. Over the course of the following weeks, HTLF conducted outreach to five potential counterparties that it believed would be most likely to have the interest and ability to conduct a potential transaction with HTLF. Of the five potential counterparties, four declined to participate in the process and did not execute confidentiality agreements or engage with HTLF regarding a potential transaction. HTLF and the fifth potential counterparty entered into a nondisclosure agreement that did not contain any standstill provision, following which HTLF made available to such potential counterparty certain non-public information, but thereafter the potential counterparty informed HTLF that it was not interested in pursuing a potential transaction with HTLF and would not be submitting an indication of interest. The nondisclosure agreements with UMB and the fifth potential counterparty contained customary obligations to preserve the confidentiality of information provided thereunder and did not include standstill provisions. In the course of the negotiations during this period, HTLF did not enter into a confidentiality, standstill or similar agreement with any counterparties related to a potential strategic business combination transaction, other than the confidentiality agreements with UMB and the fifth potential counterparty, which did not include standstill provisions. On May 5, 2022, UMB informed HTLF that it was no longer interested in pursuing a potential transaction with HTLF and the parties terminated their discussions regarding a potential strategic transaction at that time.

The third full paragraph starting on page 77 is amended and restated as follows:

On March 22, 2024, HTLF and UMB entered into a mutual nondisclosure agreement in order to facilitate further discussions, which nondisclosure agreement did not contain any standstill provisions. That day, Mr. Kemper informed Mr. Lee that, following UMB’s review of HTLF’s strategic initiatives, UMB was interested in continuing to pursue a potential merger transaction with HTLF on the terms that had been conveyed by Mr. Lee, and provided a written non-binding indication of interest (which we refer to as the “2024 LOI”) to that effect. The 2024 LOI contemplated an all-stock merger in which HTLF would merge with UMB and HTLF stockholders would receive shares of UMB common stock in exchange for their HTLF common stock. The 2024 LOI proposed, among other things, (i) an exchange ratio of 0.5500 shares of UMB common stock for each share of HTLF common stock, which corresponded to an implied market premium of 35.2% based on the closing stock prices of UMB common stock and HTLF common stock on March 22, 2024 and (ii) five mutually agreed members of the HTLF board being added as members of the initial board of directors of the combined company, which would have a total of sixteen directors. The 2024 LOI also stated that UMB would be pleased to discuss roles for key executives of HTLF within UMB’s management structure and that it is UMB’s preference to retain selective executive management in local leadership positions. The 2024 LOI also referenced UMB’s expectation that, subject to review of applicable equity plans, the HTLF RSUs held by HTLF employees would be converted into restricted stock unit awards of the combined company under their existing terms, including vesting, in a manner consistent with the Exchange Ratio contemplated in the 2024 LOI. The 2024 LOI was conditioned on UMB’s satisfactory completion of due diligence and also required that HTLF agree to negotiate exclusively with UMB for a sixty day period.

The section of the joint proxy statement/prospectus entitled “The Mergers—Opinion of UMB’s Financial Advisor” starting on page 84 is hereby supplemented as follows:

The first paragraph on page 87, including the bullet-pointed list of companies that follows, is amended and restated as follows:

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for UMB and the following 11 publicly traded companies in the banking and financial services industry with total assets between $20 billion and $60 billion:

Selected Publicly Traded Companies	Price/2024E EPS	Price/2025E EPS	Price/TBVPS
Commerce Bancshares, Inc.	15.9x	15.8x	2.57x
Cullen/Frost Bankers, Inc.	12.7 x	12.7 x	2.40 x
BOK Financial Corp.	12.1 x	10.7 x	1.46 x
Pinnacle Financial Partners, Inc.	11.7 x	10.1 x	1.56 x
Cadence Bank	11.5 x	10.4 x	1.50 x
Fulton Financial Corporation	10.4 x	10.0 x	1.26 x
Hancock Whitney Corporation	9.5 x	9.3 x	1.37 x
Associated Banc-Corp	10.0 x	9.1 x	1.15 x
Synovus Financial Corp.	9.7 x	8.4 x	1.37 x
F.N.B. Corporation	9.7 x	8.9 x	1.43 x
Old National Bancorp.	9.0 x	8.1 x	1.49 x

The second paragraph on page 87, not including the table that follows, is amended and restated as follows:

BofA Securities reviewed, among other things the closing stock prices, of the selected publicly traded companies on April 26, 2024, as a multiple of (i) calendar years 2024 and 2025 estimated earnings per share, commonly referred to as EPS, and (ii) tangible book value per share, commonly referred to as TBVPS, as of April 26, 2024. The calendar year 2024 estimated EPS multiples observed for the selected publicly traded companies ranged from 9.0x to 15.9x. The calendar year 2025 estimated EPS multiples observed for the selected publicly traded companies ranged from 8.1x to 15.8x. The TBVPS multiples observed for the selected publicly traded companies ranged from 1.15x to 2.57x. BofA Securities then applied (i) calendar year 2024 and 2025 EPS multiples of 9.5x to 11.5x and 9.0x to 11.0x, respectively, derived by BofA Securities from the selected publicly traded companies based on its professional judgment and experience, and (ii) TBVPS multiples of 1.15x to 1.41x, derived by BofA Securities from the selected publicly traded companies based on its professional judgment and experience, to UMB’s calendar year 2024 and 2025 estimated EPS and TBVPS as of April 26, 2024, respectively. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of UMB was also based on publicly available research analysts’

estimates. This analysis indicated the following approximate implied per share equity value reference ranges for UMB, as compared to the per share price of UMB common stock implied by the exchange ratio in the mergers, calculated based on the closing price of UMB common stock on April 26, 2024:

The fourth paragraph starting on page 87, not including the table that follows, is amended and restated as follows:

Dividend Discount Analysis. BofA Securities performed a dividend discount analysis of UMB and used the results to determine an implied exchange ratio for the mergers. BofA Securities calculated the estimated present value of the capital available for distribution that UMB was forecasted to generate during the second fiscal quarter of 2025 through 2029 based on the UMB street estimates. For purposes of calculating the terminal values for UMB, BofA Securities applied terminal forward multiples of 9.5x to 11.5x, which range was selected based on BofA Securities’ professional judgement and experience, to UMB’s 2030 estimated adjusted net income. The capital available for distribution and the terminal values were then discounted to present value as of April 26, 2024 using discount rates ranging from 9.6% to 11.6%, which were based on an estimate of UMB’s cost of equity, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium. This analysis indicated the following approximate implied per share equity value range for UMB common stock on a standalone basis, as compared to the closing per share price of UMB common stock on April 26, 2024:

The first full paragraph on page 88, including the bullet-pointed list of companies that follows, is amended and restated as follows:

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for HTLF and the following 13 publicly traded companies in the banking and financial services industry with total assets between $10 billion and $30 billion:

Selected Publicly Traded Companies	Price/2024E EPS	Price/2025E EPS	Price/TBVPS
Glacier Bancorp, Inc.	22.5x	15.9x	2.06x
Simmons First National Corporation	13.4 x	11.4x	1.13x
CVB Financial Corp.	11.7 x	11.0x	1.77x
Renasant Corporation	11.0 x	11.0x	1.30x
Pacific Premier Bancorp, Inc.	12.4 x	11.0x	1.09x
United Community Banks, Inc.	12.2 x	10.9x	1.42x
Trustmark Corporation	10.9 x	10.2x	1.44x
First Merchants Corporation	10.0 x	9.9 x	1.43x
Independent Bank Corporation	14.6 x	9.9 x	1.20x
Ameris Bancorp	10.8 x	9.9 x	1.42x
First Financial Bancorp.	9.8 x	9.8 x	1.79x
Banner Corporation	10.1x	9.3 x	1.21x
Hope Bancorp, Inc.	10.0 x	8.7 x	0.80x

The second full paragraph on page 88, not including the table that follows, is amended and restated as follows:

BofA Securities reviewed, among other things, the closing stock prices of the selected publicly traded companies on April 26, 2024 as a multiple of (i) calendar years 2024 and 2025 estimated EPS, and (ii) TBVPS, as of April 26, 2024. The calendar year 2024 estimated EPS multiples observed for the selected publicly traded companies ranged from 9.8x to 22.5x. The calendar year 2025 estimated EPS multiples observed for the selected publicly traded companies ranged from 8.7x to 15.9x. The TBVPS multiples observed for the selected publicly traded companies ranged from 0.80x to 2.06x. BofA Securities then applied selected ranges of (i) estimated EPS multiples of 7.5x to 11.5 x and 7.0x to 10.5x, to calendar year 2024 EPS and calendar year 2025 EPS, respectively, each of which were derived by BofA Securities from the selected publicly traded companies based on its professional judgment and experience to HTLF’s calendar year 2024 estimated EPS and 2025 estimated EPS, respectively and (ii) TBVPS multiples of 1.41x to 1.72x, derived by BofA Securities from the selected publicly traded companies based on its professional judgment and experience, to the fourth quarter of fiscal year 2023

TBVPS. This analysis indicated the following approximate implied per share equity value reference range for HTLF, as compared to the per share price of HTLF common stock implied by the exchange ratio in the mergers, calculated based on the closing price of UMB common stock on April 26, 2024:

The last paragraph starting on page 88, including the table that follows, is amended and restated as follows:

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following 30 selected bank merger transactions with a value between $500 million and $5 billion:

Date Announced	Acquiror	Target	Transaction Value
4/15/2024	Wintrust Financial Corp.	Macatawa Bank Corp.	$0.5
9/18/2023	Eastern Bankshares, Inc.	Cambridge Bancorp	$0.5
11/13/2022	Washington Federal, Inc.	Luther Burbank Corporation	$0.7
11/19/2021	Simmons First National Corporation	Spirit of Texas Bancshares, Inc.	$0.6
10/20/2021	Raymond James Financial, Inc.	Tristate Capital Holdings, Inc.	1.2
9/23/2021	Valley National Bancorp	Bank Leumi Le-Israel Corporation	1.1
9/15/2021	Home BancShares, Inc.	Happy Bancshares, Inc.	0.9
7/28/2021	Citizens Financial Group, Inc.	Investors Bancorp, Inc.	3.5
7/23/2021	SouthState Corporation	Atlantic Capital Bancshares, Inc.	0.5
7/14/2021	United Community Banks, Inc.	Reliant Bancorp, Inc.	0.5
6/8/2021	Regions Financial Corporation	EnerBank USA	1.0
5/18/2021	Glacier Bancorp, Inc.	Altabancorp	0.9
4/26/2021	New York Community Bancorp, Inc.	Flagstar Bancorp, Inc.	2.6
4/22/2021	Independent Bank Corp.	Meridien Bancorp, Inc.	1.2
4/7/2021	Eastern Bankshares, Inc.	Century Bancorp, Inc.	0.6
3/10/2021	WSFS Financial Corporation	Bryn Mawr Bank Corporation	1.0
1/4/2021	SVB Financial Group	Boston Private Financial Holdings, Inc.	0.9
10/16/2020	First Citizens BancShares, Inc.	CIT Group Inc.	$2.2
2/3/2020	Pacific Premier Bank	Opus Bank	1.0
1/21/2020	FB Financial Corporation	Franklin Financial Network, Inc.	0.6
11/18/2019	United Bankshares, Inc.	Carolina Financial Corporation	$1.1
10/21/2019	First BanCorp.	Santander Bancorp	1.1
8/13/2019	CIT Group Inc.	Mutual of Omaha Bank	1.0
7/23/2019	WesBanco, Inc.	Old Line Bancshares, Inc.	0.5
7/15/2019	People’s United Financial, Inc.	United Financial Bancorp, Inc.	0.8
6/27/2019	Oriental Bank	Scotiabank de Puerto Rico	0.6
6/26/2019	Valley National Bancorp	Oritani Financial Corp.	0.7
6/17/2019	Prosperity Bancshares, Inc.	LegacyTexas Financial Group, Inc.	2.1
5/6/2019	Banco Brandesco SA	BAC Florida Bank	0.5
3/15/2019	Mechanics Bank	Rabobank, National Association	2.1

The second paragraph on page 90, not including the table that follows, is amended and restated as follows:

Dividend Discount Analysis. BofA Securities performed a dividend discount analysis of HTLF and used the results to determine an implied exchange ratio for the mergers. BofA Securities calculated the estimated present value of the capital available for distribution that HTLF was forecasted to generate during the second fiscal quarter of 2025 through 2029 based on the HTLF street estimates. For purposes of calculating the terminal values for HTLF,

BofA Securities applied terminal forward multiples of 7.5x to 11.5x, which range was selected based on BofA Securities’ professional judgement and experience, to HTLF’s 2030 estimated adjusted net income based on the HTLF street estimates. The capital available for distribution and the terminal values were then discounted to present value as of April 26, 2024 using discount rates ranging from 9.7% to 11.7%, which were based on an estimate of HTLF’s cost of equity, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium. This analysis indicated the following approximate implied per share equity value reference ranges for HTLF common stock on a standalone basis, as compared to the per share price of HTLF common stock implied by the exchange ratio in the mergers, calculated based on the closing price of UMB common stock, on April 26, 2024:

The section of the joint proxy statement/prospectus entitled “The Mergers—HTLF’s Reasons for the Mergers; Recommendation of the HTLF Board of Directors” starting on page 93 is hereby supplemented as follows:

The third bullet point on page 94 is amended and restated as follows:

•

the terms of the merger agreement and the fact that the exchange ratio is fixed, with no “collar” or other mechanism for adjusting ~~adjustment in~~ the merger consideration to be received by holders of HTLF stock as a result of possible increases or decreases in the trading price of HTLF common stock or UMB common stock following the announcement of the mergers, which the HTLF board of directors believed was consistent with market practice for transactions of this type and with the strategic purpose of the mergers and the other transactions contemplated by the merger agreement;

The section of the joint proxy statement/prospectus entitled “The Mergers—Opinion of HTLF’s Financial Advisor” starting on page 97 is hereby supplemented as follows:

The following paragraph is added before the first paragraph on page 104:

The low and high stock price-to-tangible book value per share multiples of the selected companies in the “HTLF Selected Companies Analysis” were 0.95x and 3.68x, respectively, the low and high stock price-to-2024 estimated EPS multiples of the selected companies were 6.9x and 23.1x, respectively, and the low and high stock price-to-2025 estimated EPS multiples of the selected companies were 6.9x and 19.6x, respectively.

The following paragraph is added before the third paragraph and after the second table on page 105:

The low and high stock price-to-tangible book value per share multiples of the selected companies in the “UMB Selected Companies Analysis” were 1.07x and 2.95x, respectively, the low and high stock price-to-2024 estimated EPS multiples of the selected companies were 10.3x and 21.8x, respectively, and the low and high stock price-to-2025 estimated EPS multiples of the selected companies were 8.5x and 18.4x, respectively.

The following paragraph is added before the fourth paragraph and after the table on page 106:

The low and high transaction price-to-tangible book value multiples of the selected transactions in the “Selected Transactions Analysis” were 1.15x and 1.70x, respectively, the low and high pay-to-trade ratios of the selected transactions were 0.49x and 1.00x, respectively, the low and high price per common share to LTM EPS of the selected transactions were 4.2x and 20.4x, respectively, the low and high price per share to FWD EPS of the selected transactions were 9.3x and 15.6x, respectively, and the low and high core deposit premiums of the selected transactions were 2.2% and 8.7%, respectively. For the eight selected transactions in which the acquired company was publicly traded, the low and high one-day market premiums of the selected transactions were 3.2% and 24.7%, respectively.

The following paragraph is added before the first full paragraph on page 109:

The ranges of discount rates assumed in the “HTLF Dividend Discount Model Analysis,” the “UMB Dividend Discount Model Analysis” and the “Illustrative Pro Forma Combined Dividend Discount Model Analysis” of 12.0% to 14.0%, 11.50% to 13.50% and 11.00% to 13.00%, respectively, were selected taking into account capital asset pricing model implied cost of capital calculations.

The second full paragraph on page 109 is amended and restated as follows:

HTLF has agreed to pay KBW a cash fee equal to 1.00% of the aggregate merger consideration, $2,000,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the closing, and against which any fees (described below) paid to KBW in connection with HTLF’s sale of its Rocky Mountain Bank division in Montana will be credited (the “Rocky Mountain Bank sale”). HTLF also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to the present engagement, in the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to HTLF and received compensation for such services. Specifically, KBW acted as financial advisor to HTLF in connection with the Rocky Mountain Bank sale, which was announced in February 2024. In connection with acting as financial advisor to HTLF in connection with the Rocky Mountain Bank sale, KBW received or expects to receive aggregate fees of approximately $1 million from HTLF. In the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to UMB. KBW may in the future provide investment banking and financial advisory services to HTLF or UMB and receive compensation for such services.

The section of the joint proxy statement/prospectus entitled “The Mergers—Governance of UMB After the Mergers” starting on page 119 is hereby supplemented as follows:

The following paragraph is added after the second full paragraph on page 119:

The directors of the surviving corporation will receive compensation for their service as directors. The compensation received by UMB’s directors for 2023 is described in UMB’s definitive proxy statement relating to its 2024 annual meeting of shareholders, which was filed with the SEC on March 13, 2024, and the compensation received by UMB’s directors for 2024 will be described in UMB’s proxy statement relating to its 2025 annual meeting of shareholders, when available, and in any information that UMB files with the SEC that updates or supersedes that information.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Any statements about UMB, HTLF or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are generally identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction between UMB and HTLF (the “Transaction”), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected. In addition to factors previously disclosed in UMB’s and HTLF’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between UMB and HTLF; the outcome of any legal proceedings that may be instituted against UMB or HTLF; the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which UMB and HTLF operate; the ability to promptly and effectively integrate the businesses of UMB and HTLF; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of UMB’s or HTLF’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by UMB’s issuance of additional shares of its capital stock in connection with the Transaction; and the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters.

These factors are not necessarily all of the factors that could cause UMB’s, HTLF’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm UMB’s, HTLF’s or the combined company’s results.

All forward-looking statements attributable to UMB, HTLF, or the combined company, or persons acting on UMB’s or HTLF’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and UMB and HTLF do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If UMB or HTLF update one or more forward-looking statements, no inference should be drawn that UMB or HTLF will make additional updates with respect to those or other forward-looking statements. Further information regarding UMB, HTLF and factors which could affect the forward-looking statements contained herein can be found in UMB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000101382/000095017024018456/umbf-20231231.htm) and its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and its other filings with the SEC, in HTLF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/920112/000092011224000026/htlf-20231231.htm), and its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and its other filings with the SEC, and the risks described in UMB’s definitive joint proxy statement/prospectus related to the Transaction, which was filed with the SEC on July 5, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/101382/000119312524175612/0001193125-24-175612-index.htm).

Additional Information about the Transaction and Where to Find It

This Current Report on Form 8-K does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities or a solicitation of any vote or approval. In connection with the Transaction, UMB filed with the SEC a registration statement on Form S-4 on June 13, 2024, as amended on July 2, 2024 (and which is available at http://www.sec.gov/Archives/edgar/data/d771152ds4a.htm/000119312524174327/0001193125-24-174327-index.html) to register the shares of UMB capital stock to be issued in connection with the Transaction. The registration statement includes a joint proxy statement of UMB and HTLF and also includes a prospectus of UMB. The registration statement was declared effective by the SEC on July 5, 2024. UMB filed a definitive joint proxy statement/prospectus on July 5, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/101382/000119312524175612/0001193125-24-175612-index.htm), and it was first mailed to UMB shareholders on July 5, 2024.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WHICH IS AVAILABLE AT HTTP://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/D771152DDEFM14A.HTM/000119312524175616/0001193125-24-175616-INDEX.HTML, AS WELL AS ANY OTHER RELEVANT AMENDMENTS THERETO, DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING UMB, HTLF, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by UMB or HTLF through the website maintained by the SEC at http://www.sec.gov or from UMB at its website, www.UMB.com, or from HTLF at its website, www.htlf.com. Documents filed with the SEC by UMB will be available free of charge by accessing the “Investor Relations” page of UMB’s website at www.https://investorrelations.umb.com/overview/default.aspx, or alternatively by directing a request by mail to UMB, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106, and documents filed with the SEC by HTLF will be available free of charge by accessing HTLF’s website at www.htlf.com under the “Investor Relations” tab or, alternatively, by directing a request by mail to HTLF’s Corporate Secretary, 1800 Larimer Street, Suite 1800, Denver, Colorado 80202.

Participants in the Solicitation

UMB, HTLF, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of UMB and stockholders of HTLF in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of UMB and HTLF and other persons who may be deemed to be participants in the solicitation of shareholders of UMB and stockholders of HTLF in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in UMB’s definitive joint proxy statement/prospectus related to the Transaction, which was filed with the SEC on July 5, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/101382/000119312524175612/0001193125-24-175612-index.htm). Information about the directors and executive officers of UMB and their ownership of UMB common stock is also set forth in the definitive proxy statement for UMB’s 2024 Annual Meeting of Shareholders, as filed with the SEC on March 3, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000101382/000119312524066457/d706079ddef14a.htm). Information about the directors and executive officers of UMB, their ownership of UMB common stock, and UMB’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in UMB’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000101382/000095017024018456/umbf-20231231.htm), and in the sections entitled “Our Board of Directors” and “Stock Owned by Directors, Nominees, and Executive Officers” included in UMB’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on March 3, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000101382/000119312524066457/d706079ddef14a.htm). To the extent holdings of UMB common stock by the directors and executive officers of UMB have changed from the amounts of UMB common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of HTLF and their ownership of HTLF common stock can also be found in HTLF’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 9, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/920112/000092011224000086/htlf-20240409.htm) and other documents subsequently filed by HTLF with the SEC. Information about the directors and executive officers of HTLF, their ownership of HTLF common stock, and HTLF’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in HTLF’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/920112/000092011224000026/htlf-20231231.htm), and in the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Related Person Transactions” included in HTLF’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 9, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/920112/000092011224000086/htlf-20240409.htm). To the extent holdings of HTLF common stock by the directors and executive officers of HTLF have changed from the amounts of HTLF common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2024	UMB FINANCIAL CORPORATION

	By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer